UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENvue Medical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

969 Pruitt Place

Tyler TX 75703

(800) 747-2151

July 24, 2026

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Meeting”) of ENvue Medical, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), which will be held on August 14, 2026, at 10:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/FEED2026SM. To provide access to our stockholders regardless of geographic location, the Company has determined that the Meeting will be a virtual meeting conducted exclusively via live webcast. You or your proxyholder will be able to attend the virtual Annual Meeting online, vote, and submit questions during the Meeting by visiting www.virtualshareholdermeeting.com/FEED2026SM and entering the 16-digit control number included on the proxy card or voting instruction form, as applicable. To receive access to the virtual Meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying proxy statement.   Details regarding the Meeting and the business to be conducted at the Meeting are more fully described in the accompanying Notice of Special Stockholders Meeting and proxy statement. You are entitled to vote at our Meeting and any adjournments, continuations or postponements thereof only if you were a stockholder as of July 20, 2026.

Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to attend the Meeting online, please vote as promptly as possible to ensure your representation and the presence of a quorum at the Meeting. To vote your shares, you may use the enclosed proxy card, vote by telephone or over the Internet, or attend the meeting virtually and submit your vote electronically. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or such other intermediary, or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to virtually attend the meeting and vote online during the meeting. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

On behalf of the board of directors, I urge you to submit your vote as soon as possible, even if you currently plan to attend the Meeting online.

Thank you for your support of our Company. I look forward to seeing you online at the Meeting via remote communication.

Sincerely,

/s/ Doron Besser
Doron Besser, M.D.
Chief Executive Officer and Director

ENvue Medical, Inc.

969 Pruitt Place

Tyler TX 75703

(800) 747-2151

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on August 14, 2026

The Special Meeting of Stockholders (the “Meeting”) of ENvue Medical, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), will be held on August 14, 2026, at 10:00 a.m. Eastern Time, via a live webcast on the Internet. You will be able to virtually attend the Meeting online, vote and submit questions during the Meeting by visiting www.virtualshareholdermeeting.com/FEED2026SM. Only stockholders of record of our common stock, as of the close of business on July 20, 2026 (the “Record Date”), will be entitled to vote at the Meeting and any adjournments, continuations or postponements thereof that may take place.

We will consider and act on the following items of business at the Meeting:

(1)	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect, at the discretion of the Company’s Board of Directors (the “Board”) but prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Special Meeting, a reverse stock split of all of the outstanding shares of the Company’s common stock, at a ratio in the range of 1-for-2 to 1-for-50, with such ratio to be determined by the Board in its discretion and included in a public announcement (the “Reverse Stock Split Proposal”);

(2)	Approval of a proposal to adjourn the Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (the “Adjournment Proposal”); and

(3)	Such other business as may arise and that may properly be conducted at the Meeting or any adjournment or postponement thereof.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Meeting. After careful consideration, the “Board has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal. The Board recommends a vote “FOR” the Reverse Stock Split Proposal and the Adjournment Proposal.

The Board has fixed the close of business on July 20, 2026, as the record date (the “Record Date”) for the Meeting. Only stockholders of record of our common stock on the Record Date are entitled to receive notice of the Meeting and vote at the Meeting. A complete list of registered stockholders entitled to vote at the Meeting will be available for inspection at the principal executive offices of the Company (upon request to us by mail at ENvue Medical, Inc., 969 Pruitt Place, Tyler TX 75703, Attn: Doron Besser, M.D., or by calling 800-747-2151 and asking for Doron Besser, M.D.) during regular business hours for the 10 calendar days prior to the Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

Whether or not you plan to attend the Meeting online, we urge you to vote your shares as promptly as possible by Internet, telephone or mail. For specific instructions on how to vote your shares, please see the section entitled “About the Meeting” beginning on page 2 of the proxy statement.

If your shares are registered in your name, even if you plan to attend the Meeting (or any postponement or adjournment of the Meeting) online, we request that you complete, date, sign and mail the proxy card in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your shares will be represented at the Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or such other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to virtually attend the Meeting and vote online. Failure to do so may result in your shares not being eligible to be voted by proxy at the Meeting online.

By Order of the Board,

/s/ Doron Besser
Doron Besser, M.D.
Chief Executive Officer and Director
July 24, 2026

-i-

ENvue Medical, Inc.

969 Pruitt Place

Tyler TX 75703

(800) 747-2151

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

To Be Held on August 14, 2026

Unless the context otherwise requires, references in this proxy statement (this “Proxy Statement”) to “we,” “us,” “our,” “the Company,” or “ENvue Medical” refer to ENvue Medical, Inc., a Delaware corporation, and its consolidated subsidiary as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock.

The accompanying proxy is solicited by the board of directors of the Company (the “Board”) on behalf of ENvue Medical, Inc. to be voted at the special meeting of stockholders of the Company (the “Meeting”) to be held virtually via a live webcast on the Internet on August 14, 2026, at 10:00 a.m. Eastern Time, at the Internet address and for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”). This Proxy Statement and accompanying form of proxy are dated July 24, 2026, and are expected to be first sent, given or made available to stockholders on or about July 27, 2026.

If you held shares of our common stock at the close of business on July 20, 2026 (the “Record Date”), you are invited to attend the Meeting virtually at www.virtualshareholdermeeting.com/FEED2026SM and vote on the proposals described in this Proxy Statement.

We will pay the costs of soliciting proxies from stockholders. Our directors, officers and employees will solicit proxies on behalf of the Company, without additional compensation, by telephone, facsimile, mail, on the Internet or in person.

Our executive offices are located at, and our mailing address is 969 Pruitt Place, Tyler TX 75703.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON August 14, 2026:

ABOUT THE SPECIAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Meeting.

What is the purpose of the Meeting?

At our Meeting, stockholders will act upon the matters outlined in the Notice, which include the following:

(1)	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect, at the discretion of the Company’s Board of Directors (the “Board”) but prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Special Meeting, a reverse stock split of all of the outstanding shares of the our common stock, at a ratio in the range of 1-for-2 to 1-for-50, with such ratio to be determined by the Board in its discretion and included in a public announcement (the “Reverse Stock Split Proposal”);

(2)	Approval of a proposal to adjourn the Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (the “Adjournment Proposal”); and

(3)	Such other business as may arise and that may properly be conducted at the Meeting or any adjournment or postponement thereof.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive, or vote by telephone or Internet in accordance with the instructions set forth thereon, to ensure that all your shares are voted.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send a single copy of the proxy materials to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate proxy statement and other proxy materials in the future, he or she may contact us by mail at ENvue Medical, Inc., 969 Pruitt Place, Tyler TX 75703, Attn: Doron Besser, M.D. or by calling 800-747-2151 and asking for Doron Besser, M.D. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting such nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Doron Besser at the address or phone number set forth above.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Meeting is the close of business on July 20, 2026 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. See “Who is entitled to vote at the Meeting and how many votes do they have?” below.

Why is the Company electing to effect the Reverse Stock Split and how will the Reverse Stock Split be effected?

On July 10, 2026, we received a letter (the “Staff Determination Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that the Staff has determined that the closing bid price of our common stock has been below $1.00 per share for the previous 30 consecutive business days (from May 26, 2026 through July 8, 2026) and, as a result, we were not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

Ordinarily, a company that fails to meet the Minimum Bid Price Requirement would be afforded a 180-calendar day compliance period pursuant to Nasdaq Listing Rule 5810(c)(3)(A) to regain compliance. However, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Staff has determined that we are not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A), because we effected a reverse stock split over the prior one-year period. As previously disclosed, we effected a 1-for-10 reverse stock split of our common stock on August 12, 2025. In addition, on March 13, 2025, we effected a 1-for-11 reverse stock split of our common stock.

We intend to timely request a hearing before Nasdaq’s Appeal Panel (the “Panel”) to appeal the Staff’s determination, in accordance with the procedures set forth in the Nasdaq Listing Rule 5800 Series. A timely request for a hearing will stay any suspension or delisting action pending the Panel’s decision. There can be no assurance that our request for continued listing will be granted or that we will be able to regain and maintain compliance with the Minimum Bid Price Requirement or all other applicable requirements for continued listing on The Nasdaq Capital Market.

To provide us with flexibility, to meet the Minimum Bid Price Requirement, our listing on Nasdaq and compliance with the continued listing requirements of Nasdaq, our Board has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to our Certificate of Incorporation (the “Reverse Stock Split Amendment”) authorizing a reverse stock split of the outstanding shares of our common stock at a ratio in the range of 1-for-2 to 1-for-50, such ratio to be determined by the Board and included in a public announcement (the “Reverse Stock Split”), and granting the Board the discretion to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware effecting the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Meeting or to abandon the Reverse Stock Split altogether. The form of the proposed Reverse Stock Split Amendment is attached to this proxy statement as Annex A. The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Common stock as compared to the number of outstanding shares immediately prior to the effectiveness of the Reverse Stock Split, but will not increase the par value of common stock, and will not change the number of authorized shares of our capital stock. Stockholders are urged to carefully read Annex A. If implemented, the number of shares of our common stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our common stock outstanding, so that the percentage of our outstanding common stock owned by each of our stockholders will remain approximately the same, except to the extent that the Reverse Stock Split could result in some or all of our stockholders receiving one share of common stock in lieu of a fractional share. See also “— Reasons for the Reverse Stock Split Amendment” in Proposal 1 – The Reverse Stock Split Proposal on page 10.

Who is entitled to vote at the Meeting and how many votes do they have?

Holders of Common stock at the close of business on the Record Date, may vote at the Meeting. There were 9,296,667 shares of Common stock, 820 shares of Series G Preferred Stock (convertible into 14,573 shares of common stock), 11,246 shares of Series H Preferred Stock (convertible into 27,947,321 shares of common stock) and 47,592 shares of Series X Preferred Stock (convertible into 1,414,644 shares of common stock) issued and outstanding on the Record Date. A complete list of registered stockholders entitled to vote at the Meeting will be available for inspection at our principal executive offices during regular business hours for the 10 calendar days prior to the Meeting.

Pursuant to the rights of our stockholders contained in our charter documents, each share of our common stock is entitled to one vote on all matters listed in this proxy statement.  There is no cumulative voting.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with VStock Transfer, LLC, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The proxy statement and the proxy card have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The proxy statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions the nominee included in the mailing or by following such nominee’s instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when the broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. Under rules applicable to securities brokerage firms, a broker who holds your shares in “street name” does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from you. On the other hand, your broker may vote your shares on certain “routine matters,” if the broker has transmitted proxy-soliciting materials to you, as the beneficial owner of the shares, but has not received voting instructions from you on such proposals. A broker non-vote occurs when a broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary voting authority on the matter.

If you do not provide voting instructions to your broker, then your shares will not be voted at the Special Meeting on any proposal with respect to which your broker does not have discretionary authority except as to “routine matters.” With respect to the Reverse Stock Split Proposal and the Adjournment Proposal, your broker will have the discretion to vote your shares and, therefore, will be able to vote your shares with respect to such proposals even if you do not provide your broker with instructions on those proposals. Accordingly, we do not expect any broker non-votes in connection with either of the Reverse Stock Split Proposal or the Adjournment Proposal.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called “routine” matters where your broker has discretionary voting authority over your shares. Under the rules of the New York Stock Exchange that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers will have such discretionary authority to vote on the Reverse Stock Split Proposal and the Adjournment Proposal, and may vote “FOR” such proposals.

We encourage you to provide instructions to your brokerage firm via the Internet or telephone or by returning your signed voting instruction card. This ensures that your shares will be voted at the Meeting with respect to all of the proposals described in this Proxy Statement.

When and where is the Meeting and what do I need to be able to attend online?

The Meeting will be held on August 14, 2026, at 10:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/FEED2026SM. Any stockholder who owns our common stock on the Record Date can attend the Meeting online.

You will be able to attend the Meeting online, vote, and submit your questions during the Meeting by visiting www.virtualshareholdermeeting.com/FEED2026SM. To participate in the virtual meeting, you will need the 16-digit control number included on your proxy card or voting instruction form, as applicable. The Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time and you should allow ample time for the check-in procedures. Because the Meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

What Constitutes a Quorum for the Meeting?

The presence, by virtual attendance or by proxy, of the holders of one-third of the voting power of all of the shares of the stock entitled to vote at the Meeting, is necessary to constitute a quorum at the l Meeting. Votes of stockholders of record who are present at the Meeting by virtual attendance or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

If a quorum is not present or represented at the Meeting, the chair of the Meeting may adjourn the meeting to another place, if any, date, or time without notice other than announcement at the meeting.

How do I vote my shares?

If you are a record holder, you may choose one of the following methods to vote your shares:

●	Via Internet: as prompted by the menu found at www.proxyvote.com, follow the instructions to obtain your records and submit an electronic ballot. Please have your Stockholder Control Number, which can be found on your proxy card, when you access this voting site. You may vote via the Internet until 11:59 p.m., Eastern Time on August 13, 2026.

●	Via telephone: call 1-800-690-6903 and then follow the voice instructions. Please have your Stockholder Control Number, which can be found on your proxy card, when you call. You may vote by telephone until 11:59 p.m., Eastern Time on August 13, 2026.

●	Via mail: You may vote by proxy by completing, signing, dating and promptly returning the proxy card in the postage-paid envelope. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation.

●	Online: Online during the Meeting at www.virtualshareholdermeeting.com/FEED2026SM. You will need your Stockholder Control Number, which can be found on your proxy card, in hand when you vote online during the Meeting.

The proxy is fairly simple to complete, with specific instructions on the electronic ballot, telephone or card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Meeting in accordance with your instructions. The Board has appointed each of Doron Besser, M.D., our Chief Executive Officer and director and Nicole Fernandez, our Chief Financial Officer, to serve as the proxies for the Meeting. Your proxy will be valid only if you complete and return it before the Meeting. If you properly complete and transmit your proxy but do not provide voting instructions with respect to a proposal, then the designated proxies will vote your shares “FOR” each of the Reverse Stock Split Proposal and the Adjournment Proposal to which you provided no voting instructions. We do not anticipate that any other matters will come before the Meeting, but if any other matters properly come before the meeting, then the proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares during the virtual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to obtain a nominee-issued proxy prior to the Meeting, you will not be able to vote your nominee-held shares during the Meeting.

Who counts the votes?

All votes will be tabulated by the Inspector of Election appointed for the Meeting. Each proposal will be tabulated separately.

Can I vote my shares at the Meeting?

Yes. If you are a stockholder of record, you may vote your shares during the meeting by submitting your vote electronically at the Meeting.

If you hold your shares in “street name,” you may vote your shares during the Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the virtual Meeting, we recommend that you also return your proxy or voting instructions as described above so that your votes will be counted if you later decide not to attend the Meeting or are unable to attend.

What are my choices when voting?

Stockholders may vote for, against or abstain from voting on each of the Reverse Stock Split Proposal and the Adjournment Proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

“FOR” each of the Reverse Stock Split Proposal and the Adjournment Proposal.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provided no voting instructions, and such shares will be voted in the following manner:

“FOR” each of the Reverse Stock Split Proposal and the Adjournment Proposal.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be able to vote those shares with respect to the Reverse Stock Split Proposal and the Adjournment Proposal. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means

●	Attending the virtual Meeting and submitting your vote electronically. Your attendance at the Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the virtual Meeting to revoke your proxy.

●	Completing and submitting a new valid proxy bearing a later date.

●	Giving written notice of revocation to the Company addressed to Doron Besser, M.D., our Chief Executive Officer and a director, at our address above, which notice must be received before 5:00 p.m., Eastern Time on August 13, 2026.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What votes are required to approve each proposal?

Assuming the presence of a quorum, the following sets forth the voting requirement with respect to each Proposal:

Proposal 1 – The Reverse Stock Split Proposal	The affirmative “FOR” vote of a majority of the votes cast “FOR” or “AGAINST” the proposal.

Proposal 2 - The Adjournment Proposal	The affirmative “FOR” vote of a majority of the votes cast “FOR” or “AGAINST” the proposal.

How are abstentions and broker non-votes treated?

Abstentions will be included in the determination of the number of shares present at the Special Meeting for determining a quorum at the meeting. Abstentions will have no effect on the proposal to approve the Reverse Stock Split Proposal or the Adjournment Proposal.

Broker non-votes will be included in the determination of the number of shares present at the Special Meeting for determining a quorum at the meeting. Failure to instruct your broker how to vote with respect to the Reverse Stock Split Proposal or the Adjournment Proposal will have no effect on the outcome of the votes because broker non-votes are not considered shares entitled to vote. However, if you do not give your broker specific instructions on how to vote your shares with respect to the Reverse Stock Split Proposal or the Adjournment Proposal, your broker may vote your shares at its discretion. We do not expect any broker non-votes at the Special Meeting as all matters to be voted on at the Special Meeting are “routine matters.”

Who is soliciting proxies, how are they being solicited, and who pays the cost?

Proxies are being solicited by the Board on behalf of the Company. In addition, we have engaged Campaign Management (“Campaign Management”), the proxy solicitation firm hired by the Company, at an approximate cost of $25,000, plus reimbursement expenses, to solicit proxies on behalf of our Board. Campaign Management may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. The fees of Campaign Management as well as the reimbursement of expenses of Campaign Management will be borne by us. Our officers, directors, and employees may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares of the common stock registered in their names, will be asked to forward solicitation material to the beneficial owners of shares of common stock. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

Are there any other matters to be acted upon at the Meeting?

Management does not intend to present any business at the Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

We expect to publish the voting results in a current report on Form 8-K, which we expect to file with the SEC within four business days after the Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire proxy statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional materials, please feel free to contact by email at ir@envuemed.com or phone at 800-747-2151. You will also be able to submit questions during the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of the Record Date by:

●	each person known by us to beneficially own more than 5.0% of our common stock;

●	each of our directors;

●	each of the Named Executive Officers; and

●	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security.

Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o ENvue Medical, Inc., 969 Pruitt Place, Tyler TX 75703. As of July 20, 2026, we had 8,695,275 shares of common stock, 0 shares of Series C Preferred Stock, 0 shares of Series D Preferred Stock, 0 shares of Series E Preferred Stock, 0 shares of Series F Preferred Stock, 820 shares of Series G Preferred Stock, 11,488 shares of Series H Preferred Stock and 47,592 shares of Series X Preferred Stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Shares Outstanding(1)
5% Owners
Alpha Capital Anstalt	928,737	(2)	9.99	(2)%
Directors and Executive Officers
Doron Besser, M.D.	1,137,725	(3)	12.2%
Nicole Fernandez-McGovern	-		-
Rita Silberberg	-		-
David Johnson	-		-
Alison Geiger Burgett	-		-
Nino Pionati	-		-
Zeev Rotstein, M.D.	-		-
Zvi Joseph	-		-%
Lior Buchman	-		-%
All directors and executive officers as a group (9 persons)	1,137,725		12.2%

*	Represents Ownership of Less than 1%

(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of July 20, 2026. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	The shares are held by Alpha Capital Anstalt, a company based in Vaduz, Liechtenstein, comprised of 774,108 shares of common stock and 154,629 shares of common stock issuable upon the exercise of the July and October 2025 Warrants, and excludes 596,735 shares of common stock issuable upon the exercise of the July and October 2025 Warrants, 36,066 Series X Preferred Shares (convertible into 1,072,042 shares) and 11,246 Series H Preferred Shares (convertible into 27,947,317 shares), each of which is subject to the beneficial ownership limitation of 9.99%. The address of Alpha Capital Anstalt is Lettstrasse 32, FL-9490, Furstentums, Vaduz, Liechtenstein.

(3)	Comprised of 1,044,741 common stock from issuance of restricted stock units, 6 shares of common stock held directly and 92,978 shares issuable upon conversion of 3,128 Series X Preferred Shares to be converted into common stock held by Dr. Besser as of July 20, 2026.

PROPOSAL 1 - THE REVERSE STOCK SPLIT PROPOSAL

Background and Proposed Amendment

Our Certificate of Incorporation currently authorizes the Company to issue a total of 40,517,331 shares of capital stock, consisting of 40,000,000 shares of common stock, par value $0.001 per share, and 517,331 shares of preferred stock, par value $0.001 per share. There were 9,296,667 shares of Common stock, 820 shares of Series G Preferred Stock (convertible into 14,573 shares of common stock), 11,246 shares of Series H Preferred Stock (convertible into 27,376,538 shares of common stock) and 47,592 shares of Series X Preferred Stock (convertible into 1,414,644 shares of common stock) issued and outstanding on the Record Date.

On August 14, 2026, subject to stockholder approval, the Board approved the Reverse Stock Split Amendment authorizing a reverse stock split of the outstanding shares of our common stock at a ratio in the range of 1-for-2 to1-for-50, such ratio to be determined by the Board and included in a public announcement, and granting the Board the discretion to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware effecting the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Meeting or to abandon the Reverse Stock Split altogether. The form of the proposed Reverse Stock Split Amendment is attached to this proxy statement as Annex A. The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Common stock as compared to the number of outstanding shares immediately prior to the effectiveness of the Reverse Stock Split, but will not increase the par value of common stock, and will not change the number of authorized shares of our capital stock. Stockholders are urged to carefully read Annex A. If implemented, the number of shares of our common stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our common stock outstanding, so that the percentage of our outstanding common stock owned by each of our stockholders will remain approximately the same, except to the extent that the Reverse Stock Split could result in some or all of our stockholders receiving one share of common stock in lieu of a fractional share.

The primary goal of the Reverse Stock Split is to increase the per share market price of our common stock to comply with the Minimum Bid Price Requirement. On July 10, 2026, we received the Staff Determination Letter from the Staff of Nasdaq notifying us that the Staff has determined that the closing bid price of our common stock has been below $1.00 per share for the previous 30 consecutive business days (from May 26, 2026 through July 8, 2026) and, as a result, we were not in compliance with the Minimum Bid Price Requirement.

Ordinarily, a company that fails to meet the Minimum Bid Price Requirement would be afforded a 180-calendar day compliance period pursuant to Nasdaq Listing Rule 5810(c)(3)(A) to regain compliance. However, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Staff has determined that we are not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A), because we effected a reverse stock split over the prior one-year period. As previously disclosed, we effected a 1-for-10 reverse stock split of our common stock on August 12, 2025. In addition, on March 13, 2025, we effected a 1-for-11 reverse stock split of our common stock.

We intend to timely request a hearing before the Panel to appeal the Staff’s determination, in accordance with the procedures set forth in the Nasdaq Listing Rule 5800 Series. A timely request for a hearing will stay any suspension or delisting action pending the Panel’s decision. There can be no assurance that our request for continued listing will be granted or that we will be able to regain and maintain compliance with the Minimum Bid Price Requirement or all other applicable requirements for continued listing on The Nasdaq Capital Market.

We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board (or any of its delegated authorized persons) will have the sole authority to elect whether or not, and when, to amend our Certificate of Incorporation to effect the Reverse Stock Split. However, due to the receipt of the Staff Determination Letter, the Board intends to effectuate the Reverse Stock Split as soon as practicable. If the Reverse Stock Split Proposal is approved by our stockholders, the Board (or any of its delegated authorized persons) will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and our stockholders in light of, among other things, the Company’s ability to obtain compliance with the continued listing requirements of Nasdaq (including the minimum bid price requirement), the Company’s ability to increase the trading price of our common stock to meet the minimum stock price standards of Nasdaq without effecting the Reverse Stock Split, the per share price of the common stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the common stock following the Reverse Stock Split. If the Board determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “Determination of the Reverse Stock Split Ratio” and “Board Discretion to Effect the Reverse Stock Split.”

The text of the proposed Reverse Stock Split Amendment to effect the Reverse Stock Split is included as Annex A to this Proxy Statement. If the Reverse Stock Split Proposal is approved by the Company’s stockholders, the Company will have the authority to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing or at the effective time set forth in the Reverse Stock Split Amendment; provided, however, that the Reverse Stock Split Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable. The Board has determined that the Reverse Stock Split Amendment is advisable and in the best interests of the Company and its stockholders and has submitted the Reverse Stock Split Amendment for consideration by our stockholders at the Meeting.

Reasons for the Reverse Stock Split Amendment

Maintain Nasdaq Listing

As of the date of this Proxy Statement, our common stock is listed on The Nasdaq Capital Market tier of Nasdaq under the symbol “FEED.” The continued listing requirements of Nasdaq, among other things, require that our common stock maintain a closing bid price at or above $1.00 per share pursuant to Nasdaq Listing Rule 5550(a)(2). If the closing bid price of our common stock falls below $1.00 for 30 consecutive business days, Nasdaq will issue a letter to us indicating that we do not meet the Minimum Bid Price Requirement.

On July 10, 2026, we received the Staff Determination Letter from the Staff of Nasdaq notifying us that the Staff has determined that the closing bid price of our common stock has been below $1.00 per share for the previous 30 consecutive business days (from May 26, 2026 through July 8, 2026) and, as a result, we were not in compliance with the Minimum Bid Price Requirement. Ordinarily, a company that fails to meet the Minimum Bid Price Requirement would be afforded a 180-calendar day compliance period pursuant to Nasdaq Listing Rule 5810(c)(3)(A) to regain compliance. However, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Staff has determined that we are not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A), because we effected a reverse stock split over the prior one-year period. As previously disclosed, March 13, 2025, we effected a 1-for-11 reverse stock split of our common stock and on August 12, 2025 we effected a 1-for-10 reverse stock split of our common stock.

We intend to timely request a hearing before the Panel to appeal the Staff’s determination, in accordance with the procedures set forth in the Nasdaq Listing Rule 5800 Series.  A timely request for a hearing will stay any suspension or delisting action pending the Panel’s decision. There can be no assurance that our request for continued listing will be granted or that we will be able to regain and maintain compliance with the Minimum Bid Price Requirement or all other applicable requirements for continued listing on The Nasdaq Capital Market

If we are unsuccessful with our appeal to Nasdaq, and our common stock is delisted from Nasdaq, the Board believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock. In addition, a delisting from Nasdaq could adversely affect the Company’s ability to obtain financing on acceptable terms, or at all, and result in the potential loss of confidence by investors, suppliers, customers and employees, as well as fewer business development opportunities.

If the Reverse Stock Split Amendment is effected, it would cause a decrease in the total number of shares of our common stock outstanding and, we expect, increase the market price of our common stock. The Board intends to effect the Reverse Stock Split in order to comply with the Minimum Bid Price Requirement, and only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and its stockholders and is likely to improve the trading price of our common stock. Accordingly, our Board approved the Reverse Stock Split Amendment as being in the best interests of the Company and its stockholders.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our common stock over the Long-Term and our common stock may be delisted. As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our common stock to obtain compliance with the Minimum Bid Price Requirement for continued listing on Nasdaq. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our common stock sufficient to maintain compliance with the Minimum Bid Price Requirement. The market price of our common stock may be affected by other factors that may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, industry conditions, and prospects for future success.

There can be no assurance that we will regain or maintain compliance with all applicable requirements for continued listing on Nasdaq. If our common stock is delisted from Nasdaq, among other things, it will increase the difficulty in our ability to raise money through the sale of our securities. A delisting of our common stock from Nasdaq could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

We have effected two reverse stock splits in the past eighteen months, and the market may react negatively to the announcement or effectiveness of one or more additional Reverse Stock Splits. On March 14, 2025, we effected the March 2025 Reverse Stock Split at a ratio of 1-for-11, and on August 11, 2025, we effected the August 2025 Reverse Stock Split at a ratio of 1-for-10. If the Reverse Stock Split Proposal is approved and the Board effects the Reverse Stock Split, it will represent the third reverse stock split of our common stock in a relatively short period of time. Investors, analysts and other market participants may view multiple reverse stock splits in rapid succession as an indication of financial distress or an inability of the Company to sustain organic increases in its stock price, and may respond by reducing their investment in, or otherwise discontinuing coverage of, our common stock. Any such reaction could adversely affect the trading price and liquidity of our common stock and could offset, in whole or in part, any expected benefits of the Reverse Stock Split.

Depending on the ratio selected by the Board, the Reverse Stock Split, taken together with the Prior Reverse Stock Splits, could exceed the cumulative 250-to-one threshold under Nasdaq Listing Rule 5810(c)(3)(A)(iv), which could result in the loss of any grace period to regain compliance with the Minimum Bid Price Requirement. Under Nasdaq Listing Rule 5810(c)(3)(A)(iv), if our common stock fails to meet the Minimum Bid Price Requirement and we have effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, we will not be eligible for the 180-day compliance period generally afforded under Nasdaq Listing Rule 5810(c)(3)(A), and Nasdaq would issue a delisting determination under Nasdaq Listing Rule 5810 with respect to our common stock. The cumulative ratio of our Prior Reverse Stock Splits is 1-for-110, which is below the 250-to-one threshold. However, depending on the ratio (or ratios) selected by the Board within the Range and the timing of the effectiveness of any Reverse Stock Split, the aggregate cumulative ratio of the Prior Reverse Stock Splits and the Reverse Stock Split effected pursuant to the Reverse Stock Split Proposal could exceed the 250-to-one threshold during the two-year period following the effectiveness of the Reverse Stock Split. If we thereafter fail to meet the Minimum Bid Price Requirement, we would not be entitled to any grace period, and our common stock would be subject to immediate delisting from Nasdaq, subject to our right to request a hearing before a Nasdaq Hearings Panel (which would stay any further suspension or delisting action pending the ultimate conclusion of the hearing process).

The Reverse Stock Split may decrease the liquidity of our common stock. The Reverse Stock Split will reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock.

The Reverse Stock Split may lead to a decrease in our overall market capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then our value, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split Amendment to, among other things, satisfy the condition required by the Panel and regain compliance with the continued listing standards for the continued listing of our common stock on Nasdaq by increasing the per share trading price of our common stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in our best interests and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be not more than 1-for-50.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

●	our ability to regain and maintain the listing of our common stock on Nasdaq;

●	the per share price of our common stock immediately prior to the Reverse Stock Split;

●	the expected stability of the per share price of our common stock following the Reverse Stock Split;

●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our common stock;

●	prevailing market conditions;

●	general economic conditions in our industry; and

●	our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. If the trading price of our common stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split common stock can be maintained above $1.00. There also can be no assurance that our common stock will not be delisted from Nasdaq for other reasons.

If our stockholders approve the Reverse Stock Split proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment will be abandoned.

The market price of our common stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our common stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of common stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split Amendment, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to our Certificate of Incorporation in substantially the form of the Reverse Stock Split Amendment attached to this proxy statement as Annex A. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by the Board based upon the conditions the Company has to meet for the limited extension granted by the Panel for the Company to regain compliance with the continued listing on Nasdaq and its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment to effect the Reverse Stock Split will be abandoned.

Effects of the Reverse Stock Split on Common Stock and Preferred Stock

Pursuant to the Reverse Stock Split Amendment, each holder of our common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split (“Old Common Stock”) will become the holder of fewer shares of our Common Stock (“New Common Stock”) after consummation of the Reverse Stock Split.

The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder’s proportionate equity interest in the Company, except for those stockholders who receive an additional share of our common stock in lieu of a fractional share. None of the rights currently accruing to holders of our common stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to Old Common Stock. The Reverse Stock Split also will have no effect on the number of authorized shares of our common stock. The shares of New Common Stock will be fully paid and non-assessable.

The par value per share of the common stock will remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, if any, the stated capital on our balance sheet attributable to the common stock will be reduced proportionately based on the Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. After the Reverse Stock Split, net income or loss per share and other per share amounts will be increased because there will be fewer shares of our common stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. As described below under “Effects of the Reverse Stock Split on Outstanding Equity Awards and Warrants to Purchase Common Stock,” the per share exercise price of outstanding option awards and warrants would increase proportionately, and the number of shares of our common stock issuable upon the exercise of outstanding options and warrants, or that relate to other equity awards (e.g., restricted stock awards) would decrease proportionately, in each case based on the Reverse Stock Split ratio selected by the Board. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

We are currently authorized to issue a maximum of 40,000,000 shares of our common stock. As of the Record Date, there were 9,296,667 shares of our common stock issued and outstanding. Although the number of authorized shares of our common stock will not change as a result of the Reverse Stock Split, the number of shares of our common stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split. Conversely, with respect to the number of shares reserved for issuance under, for example, our 2024 Plan (as defined below), our Board will proportionately reduce such reserve in accordance with the terms of the 2024 Plan. As of the Record Date, there were 1,205,454 shares of common stock reserved for issuance under the 2024 Plan, of which 156,302remained available for future awards, and following the Reverse Stock Split, if any, such reserve will be reduced to between 24,109 to 602,727shares of common stock, of which between approximately 3,127 to 78,152 shares will be available for future awards.

Following the Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. We do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected, but some of the additional shares underlie warrants, which could be exercised or converted after the Reverse Stock Split Amendment is effected.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Warrants to Purchase Common Stock

If the Reverse Stock Split is effected, all outstanding options entitling their holders to purchase shares of our common stock, as well as any other equity awards granted pursuant to, or available under, the 2024 Long-Term Incentive Plan (the “2024 Plan”) or pursuant to the 2014 Long-Term Incentive Plan (the “2014 Plan” and together with the 2024 Plan, the “Inventive Plans”), will be proportionately reduced, in accordance with the terms of the applicable Incentive Plan, in the same ratio as the reduction in the number of shares of outstanding common stock, except that any fractional shares resulting from such reduction will be rounded down to the nearest whole share to comply with the requirements of Code Sections 409A and 424. Correspondingly, the per share exercise price of any such options will be increased in direct proportion to the Reverse Stock Split ratio (rounded up to the nearest whole cent), so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain materially unchanged. For example, assuming that we effect the Reverse Stock Split at a ratio of 1-for-5, and that an optionee holds options to purchase 1,033 shares of our common stock at an exercise price of $1.00 per share, upon the effectiveness of the Reverse Stock Split at such ratio, the number of shares of the common stock subject to that option would be reduced to 206 (rounded down from 206.6 to account for fractional shares) and the exercise price would be proportionately increased to $5.00 per share.

As of the Record Date, there were warrants to purchase up to 1,145,436 shares of common stock issued and outstanding at a weighted average exercise price of $21.56 per share. If the Reverse Stock Split is effected, the outstanding warrants will automatically be reduced in the same ratio as the reduction in the number of shares of outstanding common stock. Correspondingly, the per share exercise price of such warrants will be increased in direct proportion to the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the warrants will remain unchanged.

Effect on Registered and Beneficial Stockholders

Upon the Reverse Stock Split, the Company intends to treat stockholders holding shares of our common stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a bank, broker or other nominee, and have any questions in this regard, the Company encourages you to contact your nominee.

Effect on “Book-Entry” Stockholders of Record

The Company’s stockholders of record may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.

If you hold registered shares of Old Common Stock in a book-entry form, you do not need to take any action to receive your shares of New Common Stock in registered book-entry form, if applicable. A transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the Reverse Stock Split indicating the number of shares of New Common Stock you hold.

Effect on Registered Certificated Shares

Some stockholders of record hold their shares of our common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our common stock are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the Reverse Stock Split, if any. The transmittal letter will be accompanied by instructions specifying how to exchange your certificate representing the Old Common Stock for a statement of holding or a certificate of New Common Stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Shares of Common Stock Issued and Outstanding

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of our common stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, we do not anticipate that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the Reverse Stock Split.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. If effected, the proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or our periodic or other reporting requirements thereunder.

Anti-Takeover Effects

In addition, we have not proposed the Reverse Stock Split, with its corresponding increase in the authorized and unissued number of shares of common stock, with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company.

We do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.

Fractional Shares

Fractional shares will not be issued in connection with the Reverse Stock Split. Each stockholder who would otherwise hold a fractional share of common stock as a result of the Reverse Stock Split will receive one share of common stock in lieu of such fractional share. If such shares are subject to an award granted under the Incentive Plans, each fractional share of common stock will be rounded down to the nearest whole share of common stock in order to comply with the requirements of Sections 409A and 424 of the Internal Revenue Code of 1986, as amended (the “Code”).

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of the Company’s stockholders is obtained. The Company is not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating the Reverse Stock Split other than the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below). This discussion is included for general information purposes only, does not purport to address all aspects of U.S. federal income tax law that may be relevant to U.S. holders in light of their particular circumstances, and does not describe any potential state, local, or foreign tax consequences. This discussion is based on the Code, current Treasury Regulations and administrative and court decisions and interpretations, all as in effect as of the date hereof, and all of which are subject to change, possibly on a retroactive basis, or different interpretation. Any such changes could affect the continuing validity of this discussion.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

This discussion does not address tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, partnerships (or other flow-through entities for U.S. federal income purposes and their partners or members), persons who acquired their shares or equity awards in connection with employment or other performance of services (who will not incur a taxable event in connection with the Reverse Stock Split), broker-dealers, foreign entities, nonresident alien individuals and tax-exempt entities. This summary also assumes that the Old Common Stock shares were, and the New Common Stock shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Other than with respect to any stockholder that receives a full share for a fractional share (which will not apply to outstanding equity awards granted under the Incentive Plans), a stockholder generally will not recognize a gain or loss by reason of such stockholder’s receipt of shares of New Common Stock pursuant to the Reverse Stock Split solely in exchange for shares of Old Common Stock held by such stockholder immediately prior to the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of New Common Stock received pursuant to the Reverse Stock Split (including any fractional shares) will equal the stockholder’s aggregate basis in the Old Common Stock exchanged therefore and will be allocated among the shares of New Common Stock received in the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in the shares of Old Common Stock held immediately prior to the Reverse Stock Split should consult their own tax advisers to determine their basis in the shares of New Common Stock received in exchange therefor in the Reverse Stock Split. A stockholder’s holding period in the shares of New Common Stock received pursuant to the Reverse Stock Split will include the stockholder’s holding period in the shares of Old Common Stock surrendered in exchange therefore, provided the shares of Old Common Stock surrendered are held as capital assets at the time of the Reverse Stock Split.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Required Vote

The affirmative vote of a majority of the votes cast affirmatively or negatively is required for approval of the Reverse Stock Split Proposal. Abstentions will have no effect on the outcome of the Reverse Stock Split Proposal. Because the Reverse Stock Split Proposal is a considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, may vote your shares without your instruction with respect to the Reverse Stock Split Proposal unless you instruct them otherwise and accordingly, broker non-votes are not applicable because your broker has discretionary authority to vote your shares with respect to the Reverse Stock Split Proposal. Failure by your broker to exercise such discretionary authority to vote your shares on the Reverse Stock Split Proposal will have no effect thereon.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 2 - THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that if the number of shares of the Company’s common stock outstanding and entitled to vote at the Meeting and voting in favor of any one or more of the proposals presented at the Meeting is insufficient to approve such proposals, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve such proposals.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Meeting, and any adjourned session of the Meeting, to use the additional time to solicit additional proxies in favor of any one or more of the proposals presented at the Meeting.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that we will not obtain approval for one or more of the proposals presented at the Meeting, we could adjourn or postpone the Meeting without a vote on such proposals and use the additional time to solicit the holders of those shares to change their vote in favor of such proposals.

Required Vote

The affirmative vote of a majority of the votes cast affirmatively or negatively is required for approval of the Adjournment Proposal. “ABSTAIN” votes will have the same effect as votes cast “AGAINST” this proposal. Because this proposal is considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, may vote your shares without your instruction with respect to this proposal unless you instruct them otherwise. If a bank, broker, trustee or other nominee does not exercise this authority, such failure by the broker to exercise its discretionary authority will have no effect on the results for the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

OTHER BUSINESS

The Board knows of no other business to be brought before the Meeting. If, however, any other business should properly come before the Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing no later than 120 calendar days before the one year anniversary of the date this Proxy Statement is released to stockholders in connection with the Annual Meeting, or March 26, 2027, after which date such stockholder proposal will be considered untimely. Such proposal must be submitted to the attention of Secretary, at our corporate offices at 969 Pruitt Place, Tyler TX 75703. However, pursuant to Rule 14a-8, if the date of the 2027 annual meeting has been changed by more than 30 days from the date of the 2026 annual meeting, or is held on a date that is before July 15, 2027, or after September 13, 2027, then a stockholder proposal submitted for inclusion in our proxy statement for the 2027 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2027 annual meeting.

Stockholders wishing to nominate a director or submit proposals to be presented directly at our next annual meeting instead of by inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our Bylaws concerning stockholder nominations and proposals. Stockholder nominations for director and other proposals that are not to be included in such materials must be received by our Secretary in writing at our corporate offices at 969 Pruitt Place, Tyler TX 75703, not later than 90 or more than 120 days prior to the one-year anniversary of the date of the 2026 annual meeting (i.e., the date that is between November 12, 2027 and April 16, 2027); provided, however, that in the event that the 2027 annual meeting is called for a date that is 60 days prior to the date that is one year from the date of the 2026 annual meeting date or a date which is 30 days after the date of the 2026 annual meeting date (i.e., the date that is between June 16, 2027 and September 13, 2027), notice must be received by our Secretary at our principal executive offices not earlier than 120 days prior to the date of the 2026 annual meeting and not later than the later of (A) the date which is 90 days prior to the date of the 2026 annual meeting, or (B) if the first public announcement of the date of the 2026 annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the date of the public announcement of the date of the 2026 annual meeting. Any such stockholder proposals or nominations for director must also satisfy the requirements set forth in our Bylaws. To be eligible for inclusion in our proxy materials, stockholder proposals must also comply with the requirements of Rule 14a-8. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice Bylaw provisions, subject to applicable rules of the SEC.

In addition to satisfying the requirements under our By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 15, 2027 (i.e., the date that is 60 days prior to the anniversary date of the 2026 annual meeting).

ANNEX A

Proposed Reverse Stock Split Amendment

CERTIFICATE OF AMENDMENT TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF ENvue Medical, Inc.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, ENvue Medical, Inc., a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware (“DGCL”), DOES HEREBY CERTIFY:

1. The name of the corporation is ENvue Medical, Inc. (the “Corporation”).

2. The date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was October 20, 2003.

3. The date of filing of the Amended and Restated Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was April 10, 2015.

4. The Amended and Restated Certificate of Incorporation was further amended by Certificates of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on November 20, 2019, August 17, 2021, February 7, 2023, March 12, 2025, December 8, 2025 and August 8, 2025.

5. Resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Amended and Restated Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

6. Resolutions were duly adopted by the Board of Directors of the Corporation, in accordance with the provisions of the Amended and Restated Certificate of Incorporation set forth below, providing that, effective as of [●], New York time, on [●], each [●] (#) issued and outstanding shares of the Corporation’s Common Stock, par value $0.001 per share, shall be converted into [●] (#) share of the Corporation’s Common Stock, par value $0.001 per share, as constituted following such date.

7. Paragraph E of the Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

“E. Reverse Split. Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”) each share of the Corporation’s common stock, $0.001 par value per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into a smaller number of shares such that each [●] shares of Old Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time is reclassified into one share of Common Stock, $0.001 par value per share, of the Corporation (the “New Common Stock”), the exact ratio within such range to be determined by the board of directors of the Corporation prior to the Effective Time and publicly announced by the Corporation (the “Reverse Stock Split”). The Board of Directors shall make provision for the issuance of that number of fractions of New Common Stock such that any fractional share of a holder otherwise resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified plus the fraction, if any, of a share of New Common Stock issued as aforesaid.”

8. The foregoing amendment was effected pursuant to a resolution of the Board of Directors of said corporation.

9. Thereafter, pursuant to a resolution by the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

Dated: [●], 2026

ENvue Medical, Inc.

By:
Name:	Doron Besser, M.D.
Title:	Chief Executive Officer

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